EXHIBIT 99.1

Richard J. King October 17, 2001

Senior Vice President, Corporate Communications

AMC Entertainment Inc.

(816) 221-4000

AMC Entertainment Inc. Fiscal Second Quarter Earnings Conference Call and Webcast At 8:00 A.M. CDT On

October 23

KANSAS CITY, Mo.-AMC Entertainment Inc. (AMEX: AEN) chairman and chief executive officer Peter Brown will host a conference call and slide presentation to discuss fiscal 2002 second quarter results and certain forward-looking information at 8:00 a.m. CDT on Tuesday, October 23, 2001. Internet access to the call and to supporting slides will be available through AMC's web site http://www.amctheatres.com/" www.amctheatres.com. The call can be accessed by phone at (706) 634-8221. Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website through Sunday, October 28, 2001.

AMC is scheduled to release earnings at the end of the day on Monday, October 22, 2001.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 175 theatres with 2,792 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and Sweden. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.